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                           EXHIBIT 21.1 - SUBSIDIARIES

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                                                                              Jurisdiction of       Percentage
                   Name                                                        Organization          Ownership
Capital Senior Living Properties, Inc.                                             Texas                100%
Capital Senior Development, Inc.                                                   Texas                100%
Capital Senior Living, Inc.                                                        Texas                100%
Capital Senior Management 1, Inc.                                                  Texas                100%
Capital Senior Management 2, Inc.                                                  Texas                100%
Quality Home Care, Inc.                                                            Indiana              100%
Capital Senior Living Properties 2, Inc.                                           Texas                100%
Capital Senior Living Properties 2 - Veranda Club, Inc.                            Delaware             100%
Capital Senior Living Properties 2 - Gramercy, Inc.                                Delaware             100%
HealthCare Properties, L.P.                                                        Delaware              57%
Capital Senior Living Properties 2, Inc. - NHPT                                    Delaware             100%
Capital Senior Living Properties 2, Inc.-  Crosswood Oaks, Inc.                    Delaware             100%
Capital Senior Living Properties 2, Inc.-  Atrium of Carmichael, Inc.              Delaware             100%
Capital Senior Living Properties 2, Inc.-  Heatherwood, Inc.                       Delaware             100%
Capital Senior Living Properties 2, Inc.-  Tesson Heights, Inc.                    Delaware             100%
Capital Senior Living Acquisition, LLC                                             Delaware             100%
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